Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
For Tender of Shares of Series B Senior Preferred Stock
of Centrus Energy Corp.

THE OFFER, PRO-RATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON NOVEMBER 17, 2020, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your shares of Series B Senior Preferred Stock, $1.00 par value per share, of Centrus Energy Corp. (“Centrus”) (the “Series B Preferred Shares”) but:

•	your certificates for the Series B Preferred Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Series B Preferred Shares if you comply with the guaranteed delivery procedure described in the section of the Offer to Purchase of the Offer to Purchase dated October 19, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) entitled “The Offer — Procedure for Tendering Series B Preferred Shares — Guaranteed Delivery Procedures”.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by email, by or through an Eligible Institution only, prior to the Expiration Date. See the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares — Guaranteed Delivery Procedures”.

Deliver to:

Computershare Trust Company, N.A.

the Depositary for the Offer

By Mail:	By Overnight Courier:

BY 5:00 P.M. Eastern Central Time on Expiration Date	BY 5:00 P.M. Eastern Central Time on Expiration Date

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

If delivering by email: canoticeofguarantee@computershare.com

This email address can ONLY be used for delivering Notices of Guarantee forms

For this notice to be validly delivered, it must be received by the Depositary at the address listed above prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Centrus, or D.F. King & Co., Inc., the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Centrus Energy Corp., a Delaware corporation (“Centrus”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated October 19, 2020 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Series B Senior Preferred Stock of Centrus, $1.00 par value per share (the “Series B Preferred Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in the section of the Offer to Purchase entitled “The Offer — Procedure for Tendering Series B Preferred Shares — Guaranteed Delivery Procedures”. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depositary Trust Company’s PTOP platform.

Number of Series B Preferred Shares to be tendered:      Series B Preferred Shares.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)

Signature(s):

Address(es)
(Include Zip Code)

Area code and telephone number:
If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

PLACE MEDALLION GUARANTEE STAMP BELOW

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the Series B Preferred Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Series B Preferred Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Series B Preferred Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Series B Preferred Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, by 5:00 p.m., Eastern Standard Time, within two trading days (as defined in the Letter of Transmittal) following the Expiration Date.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

Dated: , 2020

(Area Code) Telephone No.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SERIES B PREFERRED SHARE CERTIFICATES WITH THIS FORM. YOUR SERIES B PREFERRED SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.